Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

8 August 2023

raymond.ng@harneys.com

+852 5806 7883

059200-0001-RLN

Cheche Group Inc.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Cheche Group Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to a business combination which will be effected in two steps: (i) Prime Impact Acquisition I will merge with and into the Company (the Initial Merger), with the Company surviving the Initial Merger as a publicly traded entity, and (ii) immediately following the Initial Merger, Cheche Merger Sub Inc. will merge with and into Cheche Technology Inc. (the Acquisition Merger, and together with the Initial Merger, the Mergers), with Cheche Technology Inc. surviving the Acquisition Merger as a wholly owned subsidiary of the Company, including the registration of up to (1) 65,535,067 class A ordinary shares of par value of US$0.00001 per share of the Company (the Class A Ordinary Shares), (2) 18,596,504 class B ordinary shares of par value of US$0.00001 per share of the Company (each the Class B Ordinary Shares), and (3) 13,663,365 Assumed Public Warrants (as defined in the Registration Statement) and 13,663,365 Class A Ordinary Shares issuable pursuant to the exercise of Assumed Public Warrants of the Company (the Warrant Shares, and together with the Class A Ordinary Shares and the Class B Ordinary Shares, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au  |  M Chu   |  I Clark   |  JP Engwirda  |  Y Fan  |  P Kay

MW Kwok  |  IN Mann  |  R Ng  |  ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1

Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company will be US$50,000.00 divided into 5,000,000,000 shares comprising (i) 4,000,000,000 class A ordinary shares of a par value of US$0.00001 each, and (ii) 1,000,000,000 class B ordinary shares of a par value of US$0.00001 each.

3

Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

4

Valid Conversion of the Assumed Public Warrants. The conversion of the Assumed Public Warrants as contemplated by the Registration Statement has been duly authorised. The execution and delivery of the Transaction Document by the Company and the performance of its obligations thereunder are within the corporate capacity and power of the Company and have been duly authorised and approved by all necessary corporate action of the Company.

5	Due Execution. The Transaction Document has been duly executed for and on behalf of the Company.

6	Enforceability. The Transaction Document will be treated by the courts of the Cayman Islands as the legally binding and valid obligations of the Company enforceable in accordance with its terms.

7

Cayman Islands Law. The statements under the caption “Enforceability of Civil Liabilities” and “Description of Holdco’s Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 4 January 2023;

2	The amended and restated memorandum and articles of association of the Company to be adopted by a special resolution of the Company (the M&A);

3	The register of directors and register of members of the Company provided to us on 19 May 2023;

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 to 9 below, the Documents).

4	A copy of executed written resolutions of the sole director of the Company dated 29 January 2023 (the Resolutions);

5	A certificate of incumbency issued by Harneys Fiduciary (Cayman) Limited, the registered office provider of the Company, on 21 July 2023;

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 21 July 2023;

7	A certificate from a director of the Company dated 24 July 2023, a copy of which is attached hereto (the Director’s Certificate);

8	The Registration Statement filed with the Commission on 24 July 2023; and

9	A copy of the executed warrant assignment agreement among Prime Impact Acquisition I, the Company and Continental Stock Transfer & Trust Company dated 7 August 2023 (the Transaction Document).

SCHEDULE 2

Assumptions

1

Validity under Foreign Laws. That (i) each party to the Transaction Document (other than the Company) has the necessary capacity, power and authority to enter into the Transaction Document and perform its obligations thereunder, and each such party has duly executed the Transaction Document; (ii) the Transaction Document constitutes valid, legally binding and enforceable obligations of each of the parties thereto under the laws of the State of New York by which law it is expressed to be governed; (iii) all formalities required under the laws of the State of New York and any other applicable laws (other than the laws of the Cayman Islands) have been complied with; and (iv) no other matters arising under any foreign law will affect the views expressed in this opinion.

2

Director(s). The sole director of the Company considers the execution of the Transaction Document and the transactions contemplated thereby to be in the best interests of the Company and the sole director does not have any financial interest in or other relationship to a party or the transactions contemplated by the Transaction Document which has not been properly disclosed in the Resolutions.

3	Bona Fide Transaction. No disposition of property effected by the Transaction Document is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

4

Solvency. The Company was on the date of execution of the Transaction Document able to pay its debts as they became due from its own moneys, any disposition or settlement of property effected by the Transaction Document is made in good faith and for valuable consideration and, at the time of and following each such disposition of property by the Company pursuant to the Transaction Document, the Company will be able to pay its debts as they become due from its own moneys.

5

Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Transaction Document conforms in every material respect to the latest draft of the same produced to us and, where the Transaction Document has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

6

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

7

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

8

No Steps to Wind-up. The sole director and sole shareholder of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

9	Resolutions. The Resolutions remain in full force and effect.

10

Execution. The Transaction Document was either executed as a single physical document (whether in counterpart or not) in full and final form or, where the Transaction Document was executed by or on behalf of any company, body corporate or corporate entity, the relevant signature page was attached to the Transaction Document by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

11

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the Transaction Document will not cause any of the parties thereto to be in breach of any agreement or undertaking.

12	Shares. No Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Share.

13

Proceeds of Crime. No monies paid to or for the account of any party under the Transaction Document represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (2020 Revision) and the Terrorism Act (2018 Revision), respectively).

SCHEDULE 3

Qualifications

1

Enforceability. The term enforceable as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)

Insolvency. Rights and obligations may be limited by bankruptcy, insolvency, liquidation, winding-up, reorganisation, moratorium, readjustment of debts, arrangements and other similar laws of general application affecting the rights of creditors;

(ii)

Limitation Periods. Claims under the Transaction Document may become barred under the Limitation Act (1996 Revision) relating to the limitation of actions in the Cayman Islands or may be or become subject to defences of set-off, estoppel or counterclaim;

(iii)

Equitable Rights and Remedies. Equitable rights may be defeated by a bona fide purchaser for value without notice. Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy;

(iv)

Fair Dealing. Strict legal rights may be qualified by doctrines of good faith and fair dealing—for example a certificate or calculation as to any matter might be held by a Cayman Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(v)

Prevention of Enforcement. Enforcement may be prevented by reason of fraud, coercion, duress, undue influence, unreasonable restraint of trade, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vi)

Penal Provisions. Provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such provisions to be penal;

(vii)	Currency. A Cayman Islands court retains a discretion to denominate any judgment in Cayman Islands dollars;

(viii)	Confidentiality. Provisions imposing confidentiality obligations may be overridden by the requirements of legal process;

(ix)

Award of Costs. In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the relevant contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62; and

(x)

Inappropriate Forum. The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Document in matters where they determine such proceedings may be tried in a more appropriate forum.

2	Severability. The courts in the Cayman Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

3	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

4

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

5

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

6

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

Annex

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2

I, the undersigned, am the sole director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the memorandum and articles of association of the Company dated 3 January 2023 remain in full force and effect and are otherwise unamended;

(b)

the written resolutions of the sole director dated 29 January 2023 were executed by the sole director in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the shares.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ ZHANG Lei Name: ZHANG Lei Sole director	July 24, 2023 Date: